                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): November 5, 2001
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                                  Alloy, Inc.
            (Exact name of registrant as specified in its charter)


           Delaware                0-26023                04-3310676
           ---------------------------------------------------------
         (State or other         (Commission            (IRS Employer
         jurisdiction of         File Number)        Identification No.)
                            incorporation)


          151 West 26th Street, 11th Floor, New York, New York 10001
          ----------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (212) 244-4307
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Item 5.  Other Events.

       On or about November 5, 2001, a putative class action complaint was filed in the United States District Court for the Southern District of New York naming as defendants Alloy, Inc. (the "Company"), James K. Johnson, Matthew C. Diamond, BancBoston Robertson Stephens, Volpe Brown Whelan & Company, Dain Rauscher Wessels and Ladenburg Thalmann & Co., Inc. The complaint purportedly is filed on behalf of persons purchasing the Company's stock between May 14, 1999 and December 6, 2000, and alleges violations of Sections 11, 12(a)(2) and 15 of the Securities Act of 1933 and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder.

       Specifically, the complaint alleges that, in connection with the Company's May 14, 1999 initial public offering, the defendants failed to disclose "excessive commissions" purportedly solicited by and paid to the underwriter defendants in exchange for allocating shares of the Company's stock to preferred customers and alleged agreements among the underwriter defendants and preferred customers tying the allocation of IPO shares to agreements to make additional aftermarket purchases at pre-determined prices. Plaintiffs claim that the failure to disclose these alleged arrangements made the Company's prospectus incorporated in its registration statement on Form S-1 filed with the SEC in May 1999 materially false and misleading. Plaintiffs seek unspecified damages. The Company believes that the allegations are without merit and intends to defend vigorously against the plaintiffs' claims. To date, neither the Company, James
K. Johnson nor Matthew C. Diamond has been served with the complaint.
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ALLOY, INC.
                                       ------------
                                       (Registrant)

Date:  November 13, 2001               /s/ Samuel A. Gradess
       -----------------               ---------------------
                                       Samuel A. Gradess
                                       Chief Financial Officer

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